UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2003

Coastal Caribbean Oils & Minerals, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-4668	NONE

State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Clarendon House, Church Street, Hamilton HM DX, BERMUDA	NONE

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (441) 295-1422

N/A

(Former name or former address, if changed since last report)

This is page 1 of 3.

FORM 8-K

COASTAL CARIBBEAN OILS & MINERALS, LTD.

Item 4.      Change in Registrant’s Certifying Accountant

     Previous Independent Accountants

     As previously reported in the Form 8-K/A of Coastal Caribbean Oils & Minerals, Ltd. (the “Company”) filed on June 9, 2003, Ernst & Young LLP resigned as the Company’s independent auditors on May 28, 2003.

     New Independent Accountants

     James Moore & Co. became the Company’s independent auditors on June 24, 2003. James Moore & Co. is a member of the Securities and Exchange Commission Practice Section of the American Institute of Certified Public Accountants and has offices in Gainesville, Tallahassee and Daytona Beach, Florida.

Item 5. Other Events

     Effective June 24, 2003, Mr. Daniel W. Sharp resigned as Treasurer, Chief Financial Officer, Chief Accounting Officer and Assistant Secretary of the Company. Kenneth Michael Cornell of Cornell & Associates, Inc. has become the Acting Chief Financial Officer of the Company, effective June 24, 2003. Mr. Cornell, age 34, is a Certified Public Accountant who has served businesses in various financial and accounting capacities during the past seven years.

     Effective June 24, 2003 Igler & Dougherty, P. A. of Tallahassee, Florida has replaced Murtha Cullina of Hartford, Connecticut as Counsel for Corporate, Securities and related matters.

     The Directors of the Company: Phillip W. Ware (President); Robert J. Angerer, Sr. (Vice-President); John D. Monroe; and Graham Collis, are endeavoring to assure survival of the Company. The Company has moved its Connecticut office to Florida, which has a mailing address of Post Office Box 609, Apalachicola, Florida 32329.

     The last briefs were filed on June 17, 2003, in the appeal to the First District Court of Appeal in Tallahassee, Florida of the judgment denying Coastal Petroleum Company’s claim for compensation for the taking of its Lease 224-A. Oral argument will be scheduled before three Judges of that Court, likely in the fall.

FORM 8-K

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COASTAL CARIBBEAN OILS & MINERALS, LTD. (Registrant)
By:	/s/ Philip W. Ware

Philip W. Ware President

Date: June 27, 2003